Brownstein Hyatt Farber

410 Seventeenth Street

Twenty-Second Floor

Denver, Colorado 80202-4437

Bhf-law.com

January 27, 2005

PRB Gas Transportation, Inc.

600 - 17th Street, Suite 2800 South

Denver, Colorado 80202

Attention: Robert W. Wright

RE:

PRB Gas Transportation, Inc.

Dear Mr. Wright:

We hereby consent to the reference to our firm under the caption “Experts” in the Prospectus constituting a part of the Registration Statement of PRB Gas Transportation, Inc.

Sincerely,

BROWNSTEIN HYATT & FARBER, P.C.

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